Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120886, 333-132411, and 333-140563 on Form S-8 of our report dated March 2, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the change in the Company’s method of accounting for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123(R), the cumulative effect adjustment to reduce accumulated deficit as of January 1, 2006 resulting from the adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108, and lawsuits related to alleged patent infringement and alleged misappropriation of trade secrets), and our report dated March 2, 2007 on the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Monolithic Power Systems, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

San Jose, California

March 14, 2007